Exhibit 99

             BAXTER REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
                               AND FULL-YEAR 2005

            Baxter's Adjusted Earnings and Cash Flow Exceed Company's
                           Previously Issued Guidance

                     Company Provides 2006 Financial Outlook

    DEERFIELD, Ill., Jan. 26 /PRNewswire-FirstCall/ -- Baxter International Inc. (NYSE: BAX) today reported its financial results for the fourth quarter and full-year 2005, and provided its financial outlook for the first quarter and full-year 2006.

    Summary of Fourth Quarter Results
    On an adjusted basis, excluding special charges described below, Baxter's earnings from continuing operations totaled $379 million and earnings per diluted share of $0.60 increased 5 percent compared to the fourth quarter of 2004. Including after-tax special charges of $85 million, or $0.14 per diluted share in the quarter, Baxter's earnings from continuing operations on a GAAP basis totaled $294 million, or $0.46 per diluted share, compared to $0.17 per diluted share in 2004.

    The previously announced after-tax special charges recorded in the fourth quarter totaled $85 million ($0.14 per diluted share) and included costs associated with the withdrawal of its 6060 ambulatory infusion pump, additional costs associated with Baxter's decision in July 2005 to discontinue hemodialysis instrument manufacturing, costs associated with the early retirement of debt during the quarter, and the tax expense related to the company's completed repatriation of approximately $2.1 billion in foreign earnings under the American Jobs Creation Act. Details of these charges are included in the financial schedules that follow the text of this press release.

    Worldwide sales totaled $2.5 billion in the fourth quarter, a decline of 4 percent compared to the same period last year. Excluding the impact of foreign exchange, sales declined 3 percent. Domestic sales declined 11 percent to $1.1 billion, while international sales grew 2 percent to $1.4 billion. Excluding the impact of foreign exchange, international sales increased 4 percent.

    As the company expected, sales were lower in the fourth quarter primarily due to the hold on shipments of the COLLEAGUE Infusion Pump, the effect of exiting several lower-margin businesses, and the impact of generic competition for propofol, an anesthetic agent. Offsetting these items was solid sales growth in Baxter's BioScience business, with sales totaling $1.0 billion, an increase of 6 percent (or 8 percent excluding the impact of foreign currency) compared to the fourth quarter of 2004. Sales growth in the BioScience business was driven by increased sales of ADVATE, Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM) for the treatment of hemophilia A, which totaled $174 million for the quarter and over $600 million for the full year. In addition, Bioscience sales were driven by strong growth in sales of Antibody Therapy products, which included recently-launched GAMMAGARD LIQUID(TM) [Immune Globulin Intravenous (Human)] (IVIG) 10% Solution for the treatment of primary immunodeficiencies.

    Summary of Full-Year 2005 Results
    For full-year 2005, Baxter's worldwide sales grew 4 percent to $9.8 billion, up from $9.5 billion reported last year. Foreign exchange favorably impacted sales growth by 2 percentage points during the year. Domestic sales totaled $4.4 billion, a decline of 2 percent from last year, while international sales increased 8 percent (including a 3 percentage point benefit from foreign exchange), to $5.5 billion.

    On an adjusted basis, excluding net special charges, the company reported 2005 earnings from continuing operations of $1.2 billion, or $1.92 per diluted share, an increase of 14 percent over last year. Baxter's adjusted earnings exceeded the company's financial guidance for 2005 of $1.88 to $1.90, excluding net charges. Including net charges recorded during the year of $250 million ($0.40 per diluted share), Baxter's income from continuing operations totaled $958 million, or $1.52 per diluted share, compared to $0.62 per diluted share in 2004. Details of net charges recorded in 2004 and 2005 are included in the financial schedules that follow the text of this press release.

    Excluding the previously announced $400 million contribution in the fourth quarter to domestic pension plans, cash flow from operations totaled $2.0 billion, or $1.6 billion after the pension contribution. Baxter's full-year cash flow performance exceeded the company's financial guidance for 2005, which had projected cash flow from operations of approximately $1.7 billion, excluding the fourth quarter pension plan contribution. Free cash flow (cash flow from operations, less capital expenditures of $444 million in 2005) totaled $1.1 billion, or $1.5 billion excluding the fourth quarter pension plan contribution.

    During the year, Baxter achieved significant reductions in a number of its financial obligations. Debt was reduced by approximately $1.0 billion, and the company made contributions of approximately $570 million to its pension plans. Baxter also reduced its net investment hedge liabilities by $527 million during the year.

    "We have made considerable progress during 2005, meeting or exceeding virtually all of our key financial objectives, despite the challenges with the COLLEAGUE Infusion Pump," said Robert L. Parkinson, Jr., chairman and chief executive officer. "During 2005, we also increased our spending on R&D and accelerated the pace of business development initiatives, which reflects our commitment to reinvigorating innovation within our company."

    First Quarter and Full-Year 2006 Outlook
    For the first time, Baxter is providing its financial outlook for the first quarter and full-year 2006. Due to the continued hold on shipments of the COLLEAGUE Infusion Pump and the uncertainty of the timing of resuming COLLEAGUE sales, the company's guidance for full-year 2006 does not reflect any pump sales or earnings contributions from this product. Baxter's guidance also excludes the impact of adopting Statement of Financial Accounting Standards (SFAS) No. 123 (Revised 2003), "Share-Based Payment" (SFAS No. 123-R), relating to stock option expense. The company estimates stock option expense of approximately $0.08 to $0.10 per diluted share for full year 2006.

    For full-year 2006, Baxter expects to achieve organic sales growth of 4 to 5 percent and adjusted earnings per diluted share from continuing operations of $2.08 to $2.16, before any special items. Baxter expects cash flow from operations for full-year 2006 to total approximately $1.9 billion, with free cash flow of approximately $1.4 billion (after approximately $550 million of anticipated capital expenditures).

    For the first quarter of 2006, the company expects organic sales to grow
2 to 3 percent, and adjusted earnings per diluted share from continuing operations to total $0.41 to $0.43, before any special items. The first quarter guidance excludes the impact of adopting SFAS No. 123-R, which the company estimates to be approximately $0.02 to $0.03 per diluted share.

    "The significant progress we've made in improving our balance sheet, earnings and cash flow in 2005 provides us with considerable financial flexibility," said John J. Greisch, corporate vice president and chief financial officer. "Our 2006 guidance includes increased investments in sales and marketing, and accelerated spending in research and development and business development activities."

    A webcast of Baxter's fourth quarter conference call for investors can be accessed live from a link on the company's website at http://www.baxter.com beginning at 7:30 a.m. CST on January 26, 2006. Please visit Baxter's website for more information regarding this and future investor events and webcasts, including investor presentations.

    Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

    This release includes forward-looking statements concerning the company's financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: timely realization of the benefits of the company's restructuring initiatives; the impact of geographic and product mix on the company's sales; actions of regulatory bodies and other governmental authorities, including the Food and Drug Administration and foreign counterparts that could delay, limit or suspend product sales or result in seizures, injunctions and monetary sanctions, including with respect to the COLLEAGUE Infusion Pump; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; product development risks; interest rates; demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; foreign currency exchange rates; the availability of acceptable raw materials and component supply; global regulatory, trade and tax policies; the ability to enforce patents; patents of third parties preventing or restricting the company's manufacture, sale or use of affected products or technology; reimbursement policies of government agencies and private payers; results of product testing; and other risks identified in the company's most recent filing on Form 10-Q and other SEC filings, all of which are available on the company's web site. The company does not undertake to update its forward-looking statements. Financial schedules, including additional reconciliations of non-GAAP measures, are attached to this release and available on the company's web site.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                  Three Months Ended December 31, 2005 and 2004
                                   (unaudited)
               (in millions, except per share and percentage data)

                                                        Three Months Ended
                                                            December 31,
                                                     ------------------------
CONTINUING OPERATIONS:                                  2005          2004         Change
-------------------------------------------------    ----------    ----------    ----------
NET SALES                                            $    2,491    $    2,601            (4)%

GROSS PROFIT                                              1,079         1,120            (4)%
% of Sales                                                 43.3%         43.1%          0.2pts

MARKETING AND ADMINISTRATIVE EXPENSES                       520           500             4%
% of Sales                                                 20.9%         19.2%          1.7pts

RESEARCH AND DEVELOPMENT EXPENSES                           134           128             5%

IMPAIRMENT CHARGES                                            -           289          (100)%
                                                     ----------    ----------    ----------
OPERATING INCOME                                            425           203           109%
                                                     ----------    ----------    ----------
% of Sales                                                 17.1%          7.8%          9.3pts

INTEREST, NET                                                23            33           (30)%

OTHER EXPENSE, NET                                           18             3           500%
                                                     ----------    ----------    ----------
INCOME BEFORE INCOME TAXES                                  384           167           130%

INCOME TAX EXPENSE                                           90            61            48%
                                                     ----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS                    $      294    $      106           177%
                                                     ==========    ==========    ==========
BASIC EPS FROM CONTINUING OPERATIONS                 $     0.47    $     0.17           176%
                                                     ==========    ==========    ==========
DILUTED EPS FROM CONTINUING
 OPERATIONS                                          $     0.46    $     0.17           171%
                                                     ==========    ==========    ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                               624           617
        Diluted                                             634           620
                                                     ----------    ----------
ADJUSTED INCOME FROM CONTINUING
 OPERATIONS (excluding certain items)                $      379(1) $      351(1)

ADJUSTED DILUTED EPS FROM CONTINUING
 OPERATIONS (excluding certain items)                $     0.60(1) $     0.57(1)

(1) See page 8 for description of adjustments and reconciliation to GAAP measures.

Non-GAAP Financial Measures: The non-GAAP (generally accepted accounting principles) financial measures contained in this press release (earnings and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company's reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company's results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the Company's filing on Form 8-K of today's date for additional information.

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                  Three Months Ended December 31, 2005 and 2004
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)



2005 Description of adjustments and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

As previously announced, the Company's 2005 GAAP results included certain charges related to infusion pumps, the exit of hemodialysis instrument manufacturing, early debt retirement costs, and taxes on the repatriation of foreign earnings, which impacted the GAAP results as follows:

                                   Income                         Income
                                    before         Income          from
                                   Income            Tax        Continuing      Diluted
                                    Taxes          Expense      Operations        EPS
                                 ------------   ------------   ------------   ------------
GAAP                             $        384   $         90   $        294   $       0.46
6060 infusion pump
 charge (A)                                49             15             34           0.06
Hemodialysis instruments
 charge (A)                                22              9             13           0.02
Early debt retirement
 costs (B)                                 17              7             10           0.02
Tax on repatriation of
 foreign earnings                           -            (28)            28           0.04
                                 ------------   ------------   ------------   ------------
Excluding specified items        $        472   $         93   $        379   $       0.60
                                 ============   ============   ============   ============

(A) Included in computing the Gross Profit line in the accompanying consolidated statement of income. Excluding these items, which totaled $71 million, adjusted gross profit is $1.15 billion and the adjusted gross profit % is 46.2%.
(B) Included in Other Expense, Net line in the accompanying consolidated statement of income.

2004 Description of adjustments and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

As previously announced, the Company's 2004 GAAP results included impairment charges which were recorded in the Impairment Charges line and impacted the GAAP results as follows:

                                   Income                         Income
                                    before         Income          from
                                   Income           Tax         Continuing      Diluted
                                    Taxes          Expense      Operations        EPS
                                 ------------   ------------   ------------   ------------
GAAP                             $        167   $         61   $        106   $       0.17
Impairment charges                        289             44            245           0.40
                                 ------------   ------------   ------------   ------------
Excluding specified items        $        456   $        105   $        351   $       0.57
                                 ============   ============   ============   ============

                            BAXTER INTERNATIONAL INC.
                        Consolidated Statements of Income
                 Twelve Months Ended December 31, 2005 and 2004
                                   (unaudited)
               (in millions, except per share and percentage data)



                                                        Twelve Months Ended
                                                            December 31,
                                                     ------------------------
CONTINUING OPERATIONS:                                  2005          2004         Change
-------------------------------------------------    ----------    ----------    ----------
NET SALES                                            $    9,849    $    9,509             4%

GROSS PROFIT                                              4,093         3,915             5%
% of Sales                                                 41.6%         41.2%          0.4pts

MARKETING AND ADMINISTRATIVE EXPENSES                     2,030         1,960             4%
% of Sales                                                 20.6%         20.6%           --

RESEARCH AND DEVELOPMENT EXPENSES                           533           517             3%

RESTRUCTURING AND IMPAIRMENT CHARGES                       (109)          832          (113)%
                                                     ----------    ----------    ----------
OPERATING INCOME                                          1,639           606           170%
                                                     ----------    ----------    ----------
% of Sales                                                 16.6%          6.4%         10.2pts

INTEREST, NET                                               118            99            19%

OTHER EXPENSE, NET                                           77            77             -%
                                                     ----------    ----------    ----------
INCOME BEFORE INCOME TAXES                                1,444           430           236%

INCOME TAX EXPENSE                                          486            47           934%
                                                     ----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS                    $      958    $      383           150%
                                                     ==========    ==========    ==========
BASIC EPS FROM CONTINUING OPERATIONS                 $     1.54    $     0.62           148%
                                                     ==========    ==========    ==========
DILUTED EPS FROM CONTINUING
 OPERATIONS                                          $     1.52    $     0.62           145%
                                                     ==========    ==========    ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING
        Basic                                               622           614
        Diluted                                             629           618
                                                     ----------    ----------
ADJUSTED INCOME FROM CONTINUING
 OPERATIONS (excluding certain items)                $    1,208(1) $    1,042(1)

ADJUSTED DILUTED EPS FROM CONTINUING
 OPERATIONS (excluding certain items)                $     1.92(1) $     1.69(1)

(1) See page 10 for description of adjustments and reconciliation to GAAP measures.

                            BAXTER INTERNATIONAL INC.
                    Note to Consolidated Statements of Income
                 Twelve Months Ended December 31, 2005 and 2004
        Description of Adjustments and Reconciliation of GAAP to Non-GAAP
                                   (unaudited)
               (in millions, except per share and percentage data)

2005 Description of adjustments and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

As previously announced, the Company's 2005 GAAP results included certain charges related to infusion pumps, the exit of hemodialysis instrument manufacturing, early debt retirement costs, taxes on the repatriation of foreign earnings, as well as restructuring adjustments, which impacted the GAAP results as follows:

                                   Income                         Income
                                    before         Income          from
                                   Income           Tax         Continuing      Diluted
                                    Taxes          Expense      Operations        EPS
                                 ------------   ------------   ------------   ------------
GAAP                             $      1,444   $        486   $        958   $       1.52
6060 infusion pump
 charge (A)                                49             15             34           0.06
COLLEAGUE infusion pump
 charge (A)                                77             12             65           0.10
Hemodialysis instruments
 charge (A)                                50             17             33           0.05
Early debt retirement
 costs (B)                                 17              7             10           0.02
Tax on repatriation of
 foreign earnings                           -           (191)           191           0.30
Restructuring
 adjustments (C)                         (109)           (26)           (83)         (0.13)
                                 ------------   ------------   ------------   ------------
Excluding specified
 items                           $      1,528   $        320   $      1,208   $       1.92
                                 ============   ============   ============   ============

(A) Included in computing the Gross Profit line in the accompanying consolidated statement of income. Excluding these items, which totaled $176 million, adjusted gross profit is $4.27 billion and the adjusted gross profit % is 43.3%.
(B) Included in Other Expense, Net line in the accompanying consolidated statement of income.
(C) Included in Restructuring and Impairment Charges line in the accompanying consolidated statement of income.

2004 Description of adjustments and reconciliation of GAAP to Non-GAAP
----------------------------------------------------------------------

As previously announced, the Company's 2004 GAAP results included certain charges related to asset valuations, hedges, restructuring and asset impairment charges, as well as tax audit adjustments, which impacted the GAAP results as follows:

                                   Income                         Income
                                    before         Income          from
                                   Income           Tax         Continuing      Diluted
                                    Taxes          Expense      Operations        EPS
                                 ------------   ------------   ------------   ------------
GAAP                             $        430   $         47   $        383   $       0.62
Inventory reserves (D)                     28             10             18           0.03
Loan and receivable
 reserves (E)                              55             19             36           0.06
Excess cash flow hedges (D)                17              6             11           0.02
Restructuring charge (F)                  543            149            394           0.64
Impairment charges (F)                    289             44            245           0.40
Pathogen Inactivation
 impairment charge (G)                     15              5             10           0.01
Tax audit adjustments                       -             55            (55)         (0.09)
                                 ------------   ------------   ------------   ------------
Excluding specified
 items                           $      1,377   $        335   $      1,042   $       1.69
                                 ============   ============   ============   ============

(D) Included in computing the Gross Profit line in the accompanying consolidated statement of income.
(E) Included in Marketing and Administrative Expenses line in the accompanying consolidated statement of income.
(F) Included in Restructuring and Impairment Charges line in the accompanying consolidated statement of income.
(G) Included in Other Expense, Net line in the accompanying consolidated statement of income.

                            BAXTER INTERNATIONAL INC.
               Cash Flows from Operations and Changes in Net Debt
                                   (unaudited)
                                 ($ in millions)

Cash Flows from Operations
--------------------------

                                                Three Months Ended             Twelve Months Ended
                                                    December 31,                   December 31,
                                           ----------------------------    ----------------------------
(Brackets denote cash outflows)                2005            2004            2005           2004
----------------------------------------   ------------    ------------    ------------    ------------
Net income                                 $        292    $        106    $        956    $        388
Adjustments
   Depreciation and amortization                    144             155             580             601
   Deferred income taxes                            (17)            119             181            (141)
   Restructuring and impairment charges               -             289            (109)            832
   Infusion pump and hemodialysis
    instrument charges                               71               -             176               -
   Other                                              4             (10)             57             149
Changes in balance sheet items
   Receivables                                       45              14             178            (189)
   Inventories                                       20              72              88              33
   Accounts payable and accrued
    liabilities                                     (18)             77            (305)           (246)
   Restructuring payments                           (22)            (59)           (117)           (195)
   Other                                           (283)             80            (135)            148
                                           ------------    ------------    ------------    ------------
Cash flows from operations                 $        236    $        843    $      1,550    $      1,380
                                           ============    ============    ============    ============

Changes in Net Debt
-------------------

                                                Three Months Ended             Twelve Months Ended
                                                    December 31,                   December 31,
                                           ----------------------------    ----------------------------
Increase (decrease)                            2005            2004            2005           2004
----------------------------------------   ------------    ------------    ------------    ------------
Net debt, beginning of period              $      2,650    $      3,767    $      3,185    $      3,649

Cash flows from operations                         (236)           (843)         (1,550)         (1,380)
Capital expenditures                                165             195             444             558
Dividends                                             -               -             359             361
Acquisitions, net                                    33               -              47              20
Purchases of treasury stock                           -               -               -              18
Other, including the effect of
 exchange rate changes                             (115)             66              12             (41)
                                           ------------    ------------    ------------    ------------
Decrease in net debt                               (153)           (582)           (688)           (464)
                                           ------------    ------------    ------------    ------------
Net debt, December 31                      $      2,497    $      3,185    $      2,497    $      3,185
                                           ============    ============    ============    ============
Key statistics, December 31:
Days sales outstanding                             55.1            55.3            55.1            55.3
Inventory turns                                     2.6             2.7             2.6             2.7
Net-debt-to-capital ratio (A)                      36.7%           33.5%           36.7%           33.5%
                                           ------------    ------------    ------------    ------------

(A) The 2004 net-debt-to-capital ratio was calculated in accordance with the company's primary credit agreements, which gave 70% equity credit to the company's December 2002 $1.25 billion issuance of equity units. As originally scheduled, in November 2005, the $1.25 billion senior notes included in the equity units were remarketed, and the company repurchased $1 billion of the remarketed notes. In February 2006, the purchase contracts included in the equity units will mature, and the company will receive $1.25 billion in cash and issue between 35.0 to 43.4 million common shares, based on a specified exchange ratio (if the average price of the company's stock over the 20-day trading period ending on February 13th exceeds $35.69, then 35 million shares will be issued). Management plans to use a portion of the cash proceeds to pay down maturing debt. As a result of these cash proceeds, the company's net-debt-to-capital ratio will decrease significantly during the first quarter of 2006. Holding all other variables constant, the February 2006 $1.25 billion cash proceeds would reduce the net-debt-to-capital ratio at December 31, 2005 by 18.4 percentage points, from 36.7% to 18.3%.

                            BAXTER INTERNATIONAL INC.
                      Condensed Consolidated Balance Sheets
                                   (unaudited)
                                 ($ in millions)

                                                   December 31,   December 31,
                                                       2005           2004
                                                   ------------   ------------
ASSETS
------
Cash and equivalents                               $        841   $      1,109
Receivables                                               1,766          2,091
Inventories                                               1,925          2,135
Other current assets (1)                                    584            684
                                                   ------------   ------------
   Total current assets                                   5,116          6,019
                                                   ------------   ------------
Property, plant and equipment, net                        4,144          4,369
Other long-term assets (1)                                3,467          3,759
                                                   ------------   ------------
    Total assets                                   $     12,727   $     14,147
                                                   ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Short-term debt (2)                                $        924   $        361
Other current liabilities (1)                             3,284          3,925
Long-term debt                                            2,414          3,933
Other long-term liabilities (1)                           1,806          2,223
Shareholders' equity                                      4,299          3,705
                                                   ------------   ------------
    Total liabilities and shareholders' equity     $     12,727   $     14,147
                                                   ============   ============

(1) The following is a summary of the company's cross-currency swap assets (liabilities).

                                                   December 31,   December 31,
                                                       2005           2004
                                                   ------------   ------------
Original swaps
---------------
Other current liabilities                          $          -   $       (465)
Other long-term liabilities                                (546)          (831)
                                                   ------------   ------------
   Total                                                   (546)        (1,296)
                                                   ------------   ------------
Mirror swaps
------------
Other current assets                                          -            109
Other long-term assets                                        -             20
Other long-term liabilities                                 (99)            (5)
                                                   ------------   ------------
   Total                                                    (99)           124
                                                   ------------   ------------
Net total of cross-currency swaps                  $       (645)  $     (1,172)
                                                   ============   ============

     Note: As further discussed in the company's SEC filings, during the fourth quarter of 2004 the company executed offsetting or mirror swaps. These mirror swaps fix the net amount the company will ultimately pay to settle the swaps subject to this strategy. After execution of the mirror swaps, as the market value of the fixed portion of the original portfolio decreases, the market value of the mirror swaps increases, and vice versa. At December 31, 2005, approximately 52% of the net swaps liability has been fixed by the mirror swaps.

     During the year ended December 31, 2005, the company settled certain swap agreements (and related mirror swaps, as applicable), and made net payments totaling $379 million. In accordance with GAAP, $432 million of outflows were classified in the financing section of the statement of cash flows, and $53 million of inflows were classified in the operating section of the statement of cash flows.

(2) The increase in short-term debt from December 31, 2004 to December 31, 2005 principally related to the reclassification of approximately $800 million of notes due in 2006 from long-term to short-term.

                            BAXTER INTERNATIONAL INC.
                      Net Sales from Continuing Operations
                         Period Ending December 31, 2005
                                   (unaudited)

                                                                             % Growth        % Growth
                                                                                 @               @
                                               Q4              Q4             Actual         Constant
($ in millions)                               2005            2004            Rates           Rates
----------------------------------------   ------------    ------------    ------------    ------------
BioScience
United States                              $        479    $        448               7%              7%
International                                       531             504               5%              9%
Total                                      $      1,010    $        952               6%              8%
                                           ============    ============    ============    ============
Medication Delivery
United States                              $        532    $        694             (23)%           (23)%
International                                       440             435               1%              3%
Total                                      $        972    $      1,129             (14)%           (13)%
                                           ============    ============    ============    ============
Renal
United States                              $         96    $        103              (7)%            (7)%
International                                       413             417              (1)%             -%
Total                                      $        509    $        520              (2)%            (2)%
                                           ============    ============    ============    ============
Baxter International Inc.
United States                              $      1,107    $      1,245             (11)%           (11)%
International                                     1,384           1,356               2%              4%
Total                                      $      2,491    $      2,601              (4)%            (3)%
                                           ------------    ------------    ------------    ------------

                                                                             % Growth        % Growth
                                                                                 @               @
                                               YTD             YTD            Actual         Constant
($ in millions)                               2005            2004            Rates           Rates
----------------------------------------   ------------    ------------    ------------    ------------
BioScience
United States                              $      1,764    $      1,644               7%              7%
International                                     2,088           1,860              12%             10%
Total                                      $      3,852    $      3,504              10%              9%
                                           ============    ============    ============    ============
Medication Delivery
United States                              $      2,234    $      2,410              (7)%            (7)%
International                                     1,756           1,637               7%              4%
Total                                      $      3,990    $      4,047              (1)%            (3)%
                                           ============    ============    ============    ============
Renal
United States                              $        385    $        406              (5)%            (5)%
International                                     1,622           1,552               5%              1%
Total                                      $      2,007    $      1,958               3%              -%
                                           ============    ============    ============    ============
Baxter International Inc.
United States                              $      4,383    $      4,460              (2)%            (2)%
International                                     5,466           5,049               8%              5%
Total                                      $      9,849    $      9,509               4%              2%
                                           ------------    ------------    ------------    ------------

                            BAXTER INTERNATIONAL INC.
                             Key Product Line Sales
                         Period Ending December 31, 2005
                                   (unaudited)

                                                                            % Growth        % Growth
                                                                                @               @
                                               Q4              Q4             Actual         Constant
($ in millions)                               2005            2004            Rates           Rates
----------------------------------------   ------------    ------------    ------------    ------------
BioScience
Recombinants                               $        394    $        376               5%              8%
Plasma Proteins (1)                                 256             278              (8)%            (7)%
Antibody Therapy                                    147              84              75%             79%
Transfusion Therapies                               140             150              (7)%            (5)%
Other (2)                                            73              64              14%             16%
                                           ------------    ------------    ------------    ------------
Total BioScience                           $      1,010    $        952               6%              8%
                                           ============    ============    ============    ============
Medication Delivery
IV Therapies (3)                           $        316    $        309               2%              3%
Drug Delivery                                       196             252             (22)%           (22)%
Infusion Systems                                    194             259             (25)%           (25)%
Anesthesia                                          249             288             (14)%           (13)%
Other (4)                                            17              21             (19)%           (19)%
                                           ------------    ------------    ------------    ------------
Total Medication Delivery (5)              $        972    $      1,129             (14)%           (13)%
                                           ============    ============    ============    ============
Renal
PD Therapy                                 $        394    $        382               3%              4%
HD Therapy                                          109             134             (19)%           (19)%
Other                                                 6               4              50%             50%
                                           ------------    ------------    ------------    ------------
Total Renal                                $        509    $        520              (2)%            (2)%
                                           ============    ============    ============    ============
TOTAL BAXTER                               $      2,491    $      2,601              (4)%            (3)%
                                           ------------    ------------    ------------    ------------

                                                                            % Growth        % Growth
                                                                                @               @
                                               YTD             YTD            Actual         Constant
($ in millions)                               2005            2004            Rates           Rates
----------------------------------------   ------------    ------------    ------------    ------------
BioScience
Recombinants                               $      1,527    $      1,329              15%             14%
Plasma Proteins (1)                               1,023           1,037              (1)%            (3)%
Antibody Therapy                                    452             336              35%             34%
Transfusion Therapies                               547             550              (1)%            (2)%
Other (2)                                           303             252              20%             18%
                                           ------------    ------------    ------------    ------------
Total BioScience                           $      3,852    $      3,504              10%              9%
                                           ============    ============    ============    ============
Medication Delivery
IV Therapies (3)                           $      1,225    $      1,154               6%              4%
Drug Delivery                                       818             840              (3)%            (3)%
Infusion Systems                                    853             928              (8)%            (9)%
Anesthesia                                        1,021           1,037              (2)%            (2)%
Other (4)                                            73              88             (17)%           (19)%
                                           ------------    ------------    ------------    ------------
Total Medication Delivery (5)              $      3,990    $      4,047              (1)%            (3)%
                                           ============    ============    ============    ============
Renal
PD Therapy                                 $      1,534    $      1,445               6%              4%
HD Therapy                                          454             499              (9)%           (12)%
Other                                                19              14              36%             36%
                                           ------------    ------------    ------------    ------------
Total Renal                                $      2,007    $      1,958               3%              -%
                                           ============    ============    ============    ============
TOTAL BAXTER                               $      9,849    $      9,509               4%              2%
                                           ------------    ------------    ------------    ------------

(1) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
(2) Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
(3)  Principally includes intravenous solutions and nutritional products.
(4)  Principally includes other hospital-distributed products.
(5) Sales of oncology products, which were previously included in Other, are now reported in Drug Delivery, Infusion Systems or Anesthesia, depending on the product. All prior year sales data has been reclassified to reflect this change.

                            BAXTER INTERNATIONAL INC.
                   Key Product Line Sales -- US/International
                         Period Ending December 31, 2005
                                   (unaudited)

                                                Q4 2005                               Q4 2004
                                 ------------------------------------   ------------------------------------
                                                Inter-                                 Inter-
($ in millions)                      US        national      Total          US        national      Total
------------------------------   ----------   ----------   ----------   ----------   ----------   ----------
BioScience
Recombinants                     $      168   $      226   $      394   $      173   $      203   $      376
Plasma Proteins (1)                     113          143   $      256          118          160          278
Antibody Therapy                        103           44   $      147           46           38           84
Transfusion Therapies                    67           73   $      140           76           74          150
Other (2)                                28           45   $       73           35           29           64
                                 ----------   ----------   ----------   ----------   ----------   ----------
Total BioScience                 $      479   $      531   $    1,010   $      448   $      504   $      952
                                 ==========   ==========   ==========   ==========   ==========   ==========
Medication Delivery
IV Therapies (3)                 $      109   $      207   $      316   $      104   $      205   $      309
Drug Delivery                           128           68          196          186           66          252
Infusion Systems                        123           71          194          184           75          259
Anesthesia                              166           83          249          214           74          288
Other (4)                                 6           11           17            6           15           21
                                 ----------   ----------   ----------   ----------   ----------   ----------
Total Medication
 Delivery (5)                    $      532   $      440   $      972   $      694   $      435   $    1,129
                                 ==========   ==========   ==========   ==========   ==========   ==========
Renal
PD Therapy                       $       62   $      332   $      394   $       65   $      317   $      382
HD Therapy                               31           78          109           35           99          134
Other                                     3            3            6            3            1            4
                                 ----------   ----------   ----------   ----------   ----------   ----------
Total Renal                      $       96   $      413   $      509   $      103   $      417   $      520
                                 ==========   ==========   ==========   ==========   ==========   ==========
TOTAL BAXTER                     $    1,107   $    1,384   $    2,491   $    1,245   $    1,356   $    2,601
                                 ----------   ----------   ----------   ----------   ----------   ----------

                                               % Growth
                                 ------------------------------------
                                                Inter-
($ in millions)                      US        national      Total
------------------------------   ----------   ----------   ----------
BioScience
Recombinants                             (3)%         11%           5%
Plasma Proteins (1)                      (4)%        (11)%         (8)%
Antibody Therapy                        124%          16%          75%
Transfusion Therapies                   (12)%         (1)%         (7)%
Other (2)                               (20)%         55%          14%
                                 ----------   ----------   ----------
Total BioScience                          7%           5%           6%
                                 ==========   ==========   ==========
Medication Delivery
IV Therapies (3)                          5%           1%           2%
Drug Delivery                           (31)%          3%         (22)%
Infusion Systems                        (33)%         (5)%        (25)%
Anesthesia                              (22)%         12%         (14)%
Other (4)                                 -%         (27)%        (19)%
                                 ----------   ----------   ----------
Total Medication Delivery (5)           (23)%          1%         (14)%
                                 ==========   ==========   ==========
Renal
PD Therapy                               (5)%          5%           3%
HD Therapy                              (11)%        (21)%        (19)%
Other                                     -%         200%          50%
                                 ----------   ----------   ----------
Total Renal                              (7)%         (1)%         (2)%
                                 ==========   ==========   ==========
TOTAL BAXTER                            (11)%          2%          (4)%
                                 ----------   ----------   ----------

(1) Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, biosurgery (Tisseel) and other plasma-based products.
(2) Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
(3)  Principally includes intravenous solutions and nutritional products.
(4)  Principally includes other hospital-distributed products.
(5) Sales of oncology products, which were previously included in Other, are now reported in Drug Delivery, Infusion Systems or Anesthesia, depending on the product. All prior year sales data has been reclassified to reflect this change.

SOURCE  Baxter International Inc.
    -0-                             01/26/2006
    /CONTACT: Media, Deborah Spak, +1-847-948-2349, or Tom Kline, +1-847-948-2251, or Investors, Mary Kay Ladone, +1-847-948-3371, or
Clare Sullivan, +1-847-948-3085, all of Baxter International Inc./
    /First Call Analyst: /
    /FCMN Contact: halljo@baxter.com /
    /Web site:  http://www.baxter.com /